UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 6, 2015 (January 6, 2015)

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

SL Green Operating Partnership, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	33-167793-02	13-3960398
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

Reckson Operating Partnership, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	33-84580	11-3233647
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events

3.00% Exchangeable Senior Notes due 2017 — Exchange Period

The 3.00% Exchangeable Senior Notes due 2017 (the “Notes”) issued by SL Green Operating Partnership, L.P. (the “Issuer”) and guaranteed by Reckson Operating Partnership, L.P. (the “Guarantor”) are exchangeable, at the option of the holders, during the calendar quarter commencing January 1, 2015 and will remain exchangeable through March 31, 2015, the last trading day of the current calendar quarter, as provided for in the Indenture governing the Notes dated as of October 12, 2010 (the “Indenture”) entered into between the Issuer, the Guarantor, SL Green Realty Corp. (the “Company”) and The Bank of New York Mellon.

The Notes are exchangeable as the Company’s common stock closed at or above 130% of the Exchange Price (as defined in the Indenture) for at least 20 Trading Days (as defined in the Indenture) in the period of 30 consecutive Trading Days ending on December 31, 2014 (being the last Trading Day of the calendar quarter). As a result, holders of the Notes may, if they elect, surrender their Notes for exchange upon the terms, and pursuant to the procedure, provided for in the Indenture.

In addition, the Company declared a dividend on its common stock that requires an adjustment to the Exchange Rate for the Notes. Effective as of December 30, 2014, the Exchange Rate is 12.1163 shares of Common Stock per $1,000 principal amount of Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Matthew DiLiberto

Matthew DiLiberto
Chief Financial Officer

SL GREEN OPERATING PARTNERSHIP, L.P.
By: SL GREEN REALTY CORP., its general partner

/s/ Matthew DiLiberto

Matthew DiLiberto
Chief Financial Officer

RECKSON OPERATING PARTNERSHIP, L.P.
By: WYOMING ACQUISITION GP LLC, its general partner

/s/ Matthew DiLiberto

Matthew DiLiberto
Treasurer

Date: January 6, 2015